   UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

___________

FORM 8-K

___________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Of Earliest Event Reported):  7/1/2009

TREVENEX RESOURCES, INC.

 (Exact name of registrant as specified in charter)

Commission File Number:  000-53493

Nevada	98-0408708
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

25 West Cataldo, Suite A Spokane, Washington	99202
(Address of principal executive offices)	(Zip Code)

(509) 869-6877
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.	Entry into a Material Definitive Agreement.

On July 1, 2009, Trevenex Resources, Inc. entered into definitive consulting agreement relating to services to be rendered.  A condition of the agreement was the private placement of $5,000 of its securities through the sale of 50,000 shares of its restricted common stock.  The purchaser in the transaction was Triax Capital Management, Inc.  There will be no fees or commissions paid in connection with the consulting agreement and issuance of shares.   The consulting agreement and sale was arranged and undertaken by the officers of Trevenex.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On July 1, 2009, Trevenex issued 50,000 unregistered shares of its common stock, par value $0.001, to a single corporation in exchange for consulting services and $5,000 cash.

Item 3.02.	Unregistered Sales of Securities

On July 1, 2009, Trevenex issued 50,000 unregistered shares of its common stock, par value $0.001, to Triax Capital Management, Inc. in exchange for consulting services and $5,000 cash.  Trevenex sold these restricted shares to further capitalize the company in order to pay operating expenses and to execute its business plan.

Trevenex relied on the exemption from registration provided by Section 4(2) and Rule 506 of Regulation D under the Securities Act of 1933, as amended (“Regulation D”), for sales to “accredited investors” (as such term is defined in Rule 501 of Regulation D).  The purchaser has represented to Trevenex that it is an “accredited investor.”  The offer and sale did not involve a public offering and there was no general solicitation or general advertising involved in the offer or sale and no fees were paid in connection with the transaction.

Item 9.01.	Exhibits. Financial Statements and Exhibits

(c)	Exhibits

10.1	Form of Securities Purchase Agreement, dated July 1, 2009.

10.2	Form of Consulting Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEVENEX RESOURCES, INC. (Registrant)

Date: July 3, 2009	By:	/s/ Scott Wetzel
Scott Wetzel President and CEO